SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Old Republic International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Chicago, State of Illinois, on November 6, 2020.

Old Republic International Corporation

By: /s/ Craig R. Smiddy

Name:    Craig R. Smiddy
Title:    President and Chief
    Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Craig R. Smiddy and Karl W. Mueller, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2020.

Name	Position

/s/ Craig R. Smiddy	President and Chief Executive Officer;
Craig R. Smiddy	Director (Principal Executive Officer)

/s/ Karl W. Mueller	Senior Vice President and Chief Financial
Karl W. Mueller	Officer (Principal Accounting Officer)

/s/ Steven J. Bateman*	Director
Steven J. Bateman

/s/ Harrington Bischof*	Director
Harrington Bischof

/s/ Jimmy A. Dew*	Director
Jimmy A. Dew

/s/ John M. Dixon*	Director
John M. Dixon

/s/ Michael D. Kennedy*	Director
Michael D. Kennedy

/s/ Charles J. Kovaleski*	Director
Charles J. Kovaleski

/s/ Spencer LeRoy, III*	Director
Spencer LeRoy, III

/s/ Peter B. McNitt*	Director
Peter B. McNitt

/s/ Glenn W. Reed*	Director
Glen W. Reed

/s/ Arnold L. Steiner*	Director
Arnold L. Steiner

/s/ Fredricka Taubitz*	Director
Fredricka Taubitz

/s/ Steven R. Walker*	Director
Steven R. Walker

/s/ Aldo C. Zucaro*	Director
Aldo C. Zucaro

*By
/s/ Craig R. Smiddy
Attorney-in-fact under a Power of Attorney
Dated November 6, 2020